Exhibit 1.1

     4,000,000 Shares

ZHONGPIN INC.

Common Stock

UNDERWRITING AGREEMENT

October 9, 2009

PIPER JAFFRAY & CO.
As the Representative of the several
Underwriters named in Schedule I hereto
c/o Piper Jaffray & Co.
U.S. Bancorp Center
800 Nicollet Mall
Minneapolis, Minnesota  55402

Ladies and Gentlemen:

Zhongpin Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 4,000,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to the terms of this underwriting agreement (the “Agreement”).  The Company has also granted to the several Underwriters an option to purchase up to 600,000 shares of Common Stock (the “Option Shares”) on the terms and for the purposes set forth in Section 3 hereof.  The Firm Shares and any Option Shares purchased pursuant to this Agreement are herein collectively called the “Shares.”

The Company hereby confirms its agreement with respect of the sale of the Shares to the several Underwriters for whom you are acting as the representative (the “Representative”).

1.                      Registration Statement and Prospectus. The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Securities and Exchange Commission (the “Commission”) a Registration Statement (as hereinafter defined) on Form S-3 (No. 333-160058), relating to the Securities and the offering thereof from time to time in accordance with Rule 415 of the Rules and Regulations, and such amendments thereof as may have been required. The Registration Statement includes a prospectus dated July 14, 2009 (the “Base Prospectus”). The Company has filed the Base Prospectus with the Commission and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to the Commission, a prospectus supplement relating to the Shares in accordance with Rule 424(b) of the Rules and Regulations (the “Final Prospectus Supplement”). The term “Registration Statement” as used in this Agreement means the initial registration statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement (through incorporation by reference or otherwise)), as amended, at the time and on the date it became effective (the “Effective Date”), including the information (if any) contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A or Rule 430B of the Rules and Regulations. The term “Prospectus” as used in this Agreement means the Base Prospectus together with the Final Prospectus Supplement. Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 of the Rules and Regulations is hereafter called a “Preliminary Prospectus.” As used herein, the terms “Base Prospectus,” “Prospectus,” “Registration Statement,” “Preliminary Prospectus” and “Final Prospectus Supplement” shall include any documents incorporated by reference therein and any reference to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the Base Prospectus by the Company with the Commission and on or before the last to occur of the Effective Date, the date of the Preliminary Prospectus, if any, or the date of the Prospectus, and any reference herein to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the Effective Date, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated by reference and (ii) any such document so filed, but excluding any documents or information furnished to the Commission under Item 2.02 or Item 7.01 of any Current Report on Form 8-K.  If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) of the Rules and Regulations (the “Rule 462(b) Registration Statement”), then any reference herein to the term “Registration Statement” shall also be deemed to include such Rule 462(b) Registration Statement.  The Company hereby confirms that the Underwriters, in connection with their duties in such capacity, are authorized to distribute or cause to be distributed the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act on or before the Closing Date (as defined herein), which is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

For purposes of this Agreement, all references to the Registration Statement, any Rule 462(b) Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System or any such successor system (“EDGAR”).

2.                      Representations and Warranties of the Company.  The Company represents and warrants to the several Underwriters as of the date hereof, and as of the Closing Date, and agrees with the several  Underwriters, as follows:

(a)                      Registration Statement and Prospectus. The Company meets the requirements for use of Form S-3 under the Securities Act and has complied with the requirements of Rule 415 of the Rules and Regulations with respect to the Registration Statement.  The Registration Statement has become effective under the Securities Act.  No stop order preventing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus has been issued by the Commission, and no proceedings for such purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission, and any request received by the Company on the part of the Commission for additional information has been complied with.

(b)                      General Disclosure Package.  As of the Applicable Time (as defined below) and as of the Closing Date, neither (A) the Issuer General Use Free Writing Prospectus(es)(as defined below), if any, issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Exhibit G hereto (the “Pricing Information”), all considered together (collectively, the “General Disclosure Package”), nor (B) any individual Issuer Limited-Use Free Writing Prospectus (as defined below), if any, when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representations or warranty in this paragraph with respect to statements in or omissions from the General Disclosure Package in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter through you, specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter Information (as defined in Section 8 hereof).  No statement of material fact included in the Prospectus has been omitted from the General Disclosure Package and no statement of material fact included in the General Disclosure Package that is required to be included in the Prospectus has been omitted therefrom. As used in this paragraph and elsewhere in this Agreement:

(1)	“Applicable Time” means 7:30 a.m. (New York City time) on the date of this Agreement.

(2)
“Statutory Prospectus” means the Preliminary Prospectus, if any, and the Base Prospectus, each as amended and supplemented as of immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.  For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B of the Rules and Regulations shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations.

(3)
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company or (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) of the Rules and Regulations, whether or not required to be filed with the Commission or is exempt from filing pursuant to Rule 433(d)(5)(i) of the Rules and Regulations because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission  or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(4)	“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors as identified on Schedule III hereto.

(5)	“Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus.

(c)                      Use of Prospectuses.  No order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the knowledge of the Company, is threatened by the Commission, and each Preliminary Prospectus, if any, at the time of filing thereof, complied in all material respects with the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representations or warranty in this paragraph with respect to statements in or omissions from the any Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter through you specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter Information.

(d)                      Compliance with Registration Requirements.  Each part of the Registration Statement and any post-effective amendment thereto, at the time such part became effective (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B of the Rules and Regulations), at the date of this Agreement and as of the Closing Date, complied and will comply, in all material respects, with the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment or supplement thereto, at the time of filing or the time of first use within the meaning of the Rules and Regulations and as of the Closing Date, complied and will comply, in all material respects, with the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representations or warranty in this paragraph with respect to statements in or omissions from the Registration Statement or the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter through you specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter Information.

(e)                      Conflict with Registration Statement.  Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the offering and sale of the Shares or until any earlier date that the Company notified or notifies the Underwriters through you as described in Section 4(d) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances prevailing at the subsequent time, not misleading; provided, that the Company makes no representations or warranty in this paragraph with respect to any Underwriter Information.

(f)                      Incorporated Documents.  Each of the documents incorporated by reference in the Prospectus, when it became effective or was filed with the Commission, as the case may be, complied in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, was filed on a timely basis with the Commission and did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)                      Distributed Materials.  The Company has not, directly or indirectly, distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Statutory Prospectus and the Prospectus, the documents incorporated by reference therein and other materials, if any, permitted under the Securities Act to be distributed. The Company will file with the Commission all Issuer Free Writing Prospectuses required to be filed in the time required under Rules 164(b)(2) and 433(d) of the Rules and Regulations, as the case may be. The Company confirms that no electronic road show has been or will be used in connection with the transaction contemplated under this Agreement.

(h)                      Not an Ineligible Issuer.  (1) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and (2) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations, without taking account of any determination by the Commission pursuant to Rule 405 of the Rules and Regulations that it is not necessary that the Company be considered an ineligible issuer, including, without limitation, for purposes of Rules 164 and 433 of the Rules and Regulations with respect to the offering of the Shares as contemplated by the Registration Statement.

(i)                      Due Incorporation.  The Company and each Subsidiary (as defined below) has been duly organized and is validly existing as a corporation or other legal entity in good standing (or the foreign equivalent thereof) under the laws of each of its respective jurisdiction of organization, with the corporate power and authority to own its properties and to conduct its business as currently being conducted and as described in the Registration Statement, the Statutory Prospectus and the Prospectus and  is duly qualified to transact business and is in good standing as a foreign corporation or other legal entity in each other jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing (i) would not have, individually or in the aggregate, a material adverse effect upon, or change in, the general affairs, business, operations, prospects, properties, financial condition, or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement, the General Disclosure Package or the Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”).  The Company owns or controls, directly or indirectly, only the corporations, partnerships, limited liability partnerships, limited liability companies, associations or other entities as included in Schedule IV hereto (each, a “Subsidiary,” and together, the “Subsidiaries”).

(j)                      Due Authorization and Enforceability.  The Company has the full right, power and authority to enter into this Agreement and to perform and discharge its obligations hereunder; and this Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(k)                      The Shares.  The Shares have been duly and validly authorized by the Company and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been duly and validly issued and will be fully paid and nonassessable, will not be subject to any statutory or contractual preemptive rights or other rights to subscribe for or purchase or acquire any shares of Common Stock of the Company that have not been waived or complied with and will conform in all material respects to the description thereof contained in the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(l)                      Capitalization.  The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and conform in all material respects to the description thereof contained in the General Disclosure Package and the Prospectus. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase or acquire any securities of the Company.  There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable for, any capital stock of the Company or any of its Subsidiaries other than those described in the General Disclosure Package.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the General Disclosure Package and the Prospectus, accurately and fairly present in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(m)                      Subsidiaries. Other than the Subsidiaries listed in Schedule IV hereto, the Company has no other Subsidiaries.  All of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non−assessable and, except as otherwise described in the Registration Statement, the General Disclosure Package and in the Prospectus, are owned directly by the Company or through one or more wholly−owned subsidiaries, free and clear of all liens, encumbrances, equities or claims.

(n)                      No Conflict.  The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the issuance and sale by the Company of the Shares, will not conflict with or result in a breach or violation of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under), give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any Subsidiary pursuant to (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or any of their respective properties may be bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws  of the Company or any Subsidiary, or (iii) result in any violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or its Subsidiaries or any of their properties or assets.

(o)                      No Consents Required.  No approval, authorization, consent or order of or filing, qualification or registration with, any court or governmental agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required in connection with the execution, delivery and performance of this Agreement, including the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby, other than (i) as may be required under the Securities Act, (ii) any necessary qualification of the Shares under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (iii) under the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and (iv) the Nasdaq Global Select Market.

(p)                      No Registration Rights.  Except as otherwise described in the General Disclosure Package, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting of transfer of, any shares of Common Stock pursuant to the Company’s charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound.  There are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing in connection with the transactions contemplated by this Agreement or otherwise satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(q)                      Independent Accountants.  Each of BDO Guangdong Dahua Delu CPAs (“BDO”) and Child, Van Wagoner & Bradshaw, PLLC, who have certified certain of the financial statements and related schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, and, in the case of BDO, has audited the Company’s internal control over financial reporting and management’s assessment thereof, is (i) an independent public accounting firm within the meaning  of the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”), (ii) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)), and (iii) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(r)                      Financial Statements.  The financial statements of the Company, together with the related schedules and notes thereto, set forth or incorporated by reference in the General Disclosure Package, the Prospectus and in the Registration Statement comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects (i) the financial condition of the Company and the Subsidiaries, taken as a whole, as of the dates indicated and (ii) the consolidated results of operations, stockholders’ equity and changes in cash flows of the Company and the Subsidiaries, taken as a whole, for the periods therein specified; and such financial statements and related schedules and notes thereto have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments).  There are no other financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus. There is no pro forma or as adjusted financial information which is required to be included in the Registration Statement, the General Disclosure Package or the Prospectus or a document incorporated by reference therein in accordance with the Securities Act and the Rules and Regulation, which has not been included or incorporated as so required.  The financial data contained in the Registration Statement, the General Disclosure Package and the Prospectus are accurately and fairly presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Company.  The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet arrangements as defined by the rules of the Commission), not described in the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Prospectus.  There are no “non-GAAP financial measures” (as such term is defined by the rules of the Commission) contained in the Registration Statement, the General Disclosure Package or the Prospectus.

(s)                      Absence of Material Changes. Subsequent to the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package, (a) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, (b) there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the conversion of convertible indebtedness), or material change in the short−term debt or long−term debt of the Company or any Subsidiary (other than upon conversion of convertible indebtedness and the increase in short-term and long-term debt set forth in Schedule V hereto), or any material adverse change, in or affecting the business, assets, general affairs, management, financial position, prospects, stockholders’ equity or results of operations of the Company and the Subsidiaries (a “Material Adverse Change”), otherwise than as set forth in the General Disclosure Package.

(t)                      Legal Proceedings. There are no legal or governmental actions, suits, claims or proceedings (including any inquiries or investigations by any court or governmental agency, authority or body, domestic or foreign) pending to which the Company or any Subsidiary is a party or of which any of their respective properties is subject at law or in equity, which is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or a document incorporated by reference therein and is not so described therein, or which, singularly or in the aggregate, if resolved adversely to the Company or any Subsidiary, would reasonably be likely to result in a Material Adverse Effect. To the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.  The General Disclosure Package contains in all material respects the same description of the foregoing matters contained in the Prospectus.

(u)                      No Undisclosed Description.  There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus or be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been so described in all material respects or filed.

(v)                      No Tax Payable.  No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the People’s Republic of China (which, for purpose of this Agreement only, excludes Taiwan, The Hong Kong Special Administrative Region and The Macau Special Administrative Region) (the “PRC”), the British Virgin Islands or in the United States by or on behalf of any Underwriter to any PRC, British Virgin Islands or United States taxing authority in connection with (A) the execution and delivery of this Agreement; and (B) the issuance, sale and delivery of the Shares.

(w)                      No Violation.  Neither the Company nor any Subsidiary is in breach or violation of or in default (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, or constitute a default) (i) under the provisions of its charter or bylaws (or analogous governing instrument, as applicable) or (ii) in the performance or observance of any term, covenant, obligation, agreement or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or any of their properties may be bound or affected, or (iii) in the performance or observance of any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the Subsidiaries or any of their respective properties, as applicable, except, with respect to clauses (ii) and (iii) above, to the extent any such contravention has been waived or would not result in a Material Adverse Effect.

(x)                      Permits.  The Company and each Subsidiary has made all filings, applications and submissions required by, and possesses all approvals, licenses, certificates, certifications, clearances, consents, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as described in the Prospectus (collectively, “Permits”), except for such Permits which the failure to obtain would not have a Material Adverse Effect (the “Immaterial Permits”), and is in compliance in all material respects with the terms and conditions of all such Permits other than the Immaterial Permits (the “Required Permits”); all such Required Permits held by the Company are valid and in full force and effect.    Neither the Company nor any Subsidiary has received notice of any proceedings relating to revocation or modification of any such Required Permit, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(y)                      Not an Investment Company.  Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will be (i) required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “ Investment Company Act “), and the rules and regulations of the Commission thereunder or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(z)                      No Price Stabilization.  Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any of their respective officers, directors, affiliates or controlling persons has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(aa)                    Good Title to Property.  Each of the Company and the Subsidiaries has good and valid title to all property (whether real or personal) described in the Registration Statement and the General Disclosure Package as being owned by each of them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects (“Liens”), except such as are described in the Registration Statement and the General Disclosure Package and those that would not, individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries.  All of the property described in the Registration Statement and the General Disclosure Package as being held under lease by the Company or any Subsidiary is held thereby under valid, subsisting and enforceable leases, without any liens, restrictions, encumbrances or claims, except those that, individually or in the aggregate, are not material and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries.

(bb)                   Intellectual Property Rights.  The Company and the Subsidiaries own or possess the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, software, databases, know-how, Internet domain names, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, and other intellectual property (collectively, “Intellectual Property”) necessary to carry on their respective businesses as currently conducted, and as proposed to be conducted and described in the General Disclosure Package and the Prospectus, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing except for those that could not have a Material Adverse Effect. The Intellectual Property licenses, if any, described in the General Disclosure Package and the Prospectus are, to the knowledge of the Company, valid, binding upon, and enforceable by or against the parties thereto in accordance to its terms. The Company and each Subsidiary has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of, any Intellectual Property license, and the Company has no knowledge of any breach or anticipated breach by any other person to any Intellectual Property license. The Company’s and each Subsidiary’s businesses as now conducted and as proposed to be conducted, to the knowledge of the Company, do not and will not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other Intellectual Property or franchise right of any person. The Company has not received notice of any material claim against the Company or any Subsidiary alleging the infringement by the Company or any of its Subsidiary of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person. The Company and each Subsidiary has taken all reasonable steps to protect, maintain and safeguard its rights in all Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s or any of Subsidiary’s right to own, use, or hold for use any of the Intellectual Property as owned, used or held for use in the conduct of the businesses as currently conducted. To the Company’s knowledge, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not reasonably be expected to result in a Material Adverse Effect.  There is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its Subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim.  The Intellectual Property owned by the Company and its Subsidiaries, and to the Company’s knowledge, the Intellectual Property licensed to the Company and its Subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and, to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property.

(cc)                      No Labor Disputes.  Neither the Company nor any Subsidiary is engaged in any illegal labor practice.  No strike, labor disputes, slowdown or stoppage is pending, and no labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and, to the Company’s knowledge, there is no existing, threatened or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, manufacturers, customers or contractors, which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  There has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees or any applicable wage or hour laws concerning the employees of the Company or any Subsidiary that might reasonably be expected to result in a Material Adverse Effect.

(dd)                      Taxes.  The Company and each Subsidiary has (i) timely filed all necessary federal, state, local and foreign income and franchise tax returns (or timely filed applicable extensions therefore) that have been required to be filed and (ii) are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any Subsidiary is contesting in good faith and for which adequate reserves have been provided and reflected in the Company’s financial statements included in the Registration Statement and the General Disclosure Package.  Neither the Company nor any Subsidiary has any tax deficiency that has been or, to the knowledge of the Company, might be asserted or threatened against it that would result in a Material Adverse Effect. All national, provincial and local PRC governmental tax relief, concessions, waivers, holidays and preferential treatments enjoyed by the Company and its Subsidiaries are valid, binding and enforceable and do not violate any PRC law.

(ee)                      ERISA.  Neither the Company nor any of its Subsidiaries is subject to or has any obligations under the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder.

(ff)                      Compliance with Environmental Laws.  The Company and its Subsidiaries (a) are in compliance with any and all applicable foreign, federal, state and local laws, orders, rules, regulations, directives, decrees and judgments relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of human health and safety or the environment which are applicable to their businesses (“Environmental Laws”), except where the failure to comply would not, singularly or in the aggregate, have a Material Adverse Effect.  There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any Subsidiary (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any Subsidiary is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any Subsidiary, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule, regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability that would not, singularly or in the aggregate with all such violations and liabilities, have a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect. There are no proceedings that are pending, or, to the Company’s knowledge, contemplated, against the Company or any of its Subsidiaries under Environmental Laws in which a governmental authority is also a party that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg)                    Insurance.  The Company and each Subsidiary maintains or is covered by insurance provided by recognized, financially sound and reputable institutions with policies in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries in the PRC.  All such insurance is fully in force on the date hereof and will be fully in force as of the Closing Date.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.  Neither the Company nor any Subsidiary has been denied any insurance coverage that it sought or for which it has applied.

(hh)                    Accounting Controls.  The Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting, and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ii)                      Disclosure Controls.  The Company has established, maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the last fiscal period covered by the Registration Statement; and (iii) such disclosure controls and procedures are effective to perform the functions for which they were established. There are no significant deficiencies and material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data to management and the Board of Directors. The Company is not aware of any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, the General Disclosure Package and the Prospectus.

(jj)                      Contracts; Instruments.  There is no franchise, contract, lease, instrument or other document of a character required by the Securities Act or the Rules and Regulations to be described in the General Disclosure Package and in the Prospectus or a document incorporated by reference therein, or to be filed as an exhibit to the Registration Statement or document incorporated by reference therein, which is not described or filed as required; and all statements summarizing any such franchises, contracts, leases, instruments or other documents contained in the Registration Statement or a document incorporated by reference therein fairly present in all material respects the information required to be shown with respect thereto.  The contracts described in the Company’s regular reports on Forms 10-K, 10-Q and 8-K as filed by the Company with the Commission or incorporated by reference therein that are material to the Company are in full force and effect on the date hereof, and neither the Company, nor to the Company’s knowledge, any other party to such contracts is in breach of or default under any of such contracts, except any such breach or default which, individually or in the aggregate, would not have a Material Adverse Effect.

(kk)                    No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company and any of its Subsidiaries on the one hand and the directors, officers, stockholders, customers or suppliers of the Company or any of its Subsidiaries or any of their affiliates on the other hand, which is required to be described in the General Disclosure Package and the Prospectus or a document incorporated by reference therein and which has not been so described in all material respects.

(ll)                      Brokers Fees.  Neither the Company nor any Subsidiary is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Shares.

(mm)                  Forward-Looking Statements.  No forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(nn)                   Nasdaq; Exchange Act Registration.  The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.  The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on the Nasdaq Global Select Market, and the Company has taken no action designed to terminate, or reasonably likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on the Nasdaq Global Select Market, nor has the Company received any notification that the Commission or FINRA is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of the Nasdaq Global Select Market for maintenance of inclusion of the Common Stock thereon.

(oo)                    Sarbanes-Oxley Act.  The Company, and to its knowledge after due inquiry, all of the Company’s directors or officers, in their capacities as such, is in compliance with all applicable effective provisions of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission.

(pp)                    Minute Books.  The minute books of the Company and each Subsidiary have been made available to the several Underwriters and counsel for the Underwriters, and such books (i) contain an accurate summary of all meetings and actions of the board of directors (including each board committee) and shareholders of the Company (or analogous governing bodies and interest holders, as applicable), and each Subsidiary since February 1, 2006, through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(qq)                    Corrupt Practices.  Neither the Company nor, to the Company’s knowledge, any other person associated with or acting on behalf of the Company, including without limitation any director, officer, agent or employee of the Company or its subsidiaries has, directly or indirectly, while acting on behalf of the Company or its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), or (iv) made any other unlawful payment or received or retained any other unlawful funds. The Company has adopted policies and procedures reasonably designed to ensure compliance with FCPA and has appointed a compliance officer as part of the Company’s FCPA compliance efforts.

(rr)                      Statistical or Market-Related Data.  Any statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived. The Company has obtained written consents to the use the statistical, industry-related and market-related data included in the General Disclosure Package and the Prospectus, and such consents have not been revoked.

(ss)                      Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened.

(tt)                      OFAC.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to U.S. sanctions administered by OFAC is pending or, to the Company’s knowledge, threatened, except in each case, as would not reasonably be expected to have a Material Adverse Effect;  and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, which, to the Company’s knowledge, will use such proceeds for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(uu)                    FINRA Affiliations.  There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or, to the Company’s knowledge, any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission.

(vv)                    Trading Market.  No approval of the shareholders of the Company under the rules and regulations of the Nasdaq Global Select Market (including Rule 4350 of the Nasdaq Global Marketplace Rules) is required for the Company to issue and deliver to the several Underwriters the Shares.

(ww)                   FINRA Review.  To enable the Underwriters to rely on Rule 5110(b)(7)(C)(i) of FINRA, the registration of the Shares registered with the Commission could have been affected on Form S-3 under the Securities Act pursuant to the standards for such Form S-3 in effect prior to October 21, 1992.

(xx)                     Dividends to Company.  Except as disclosed in the General Disclosure Package and in the Prospectus, none of the Subsidiaries of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s share capital, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company; any dividends and other distributions declared with respect to after-tax retained earnings on the equity interests of the Company’s PRC Subsidiaries may under PRC laws and regulations be paid to the Company; and all such dividends and distributions will not be subject to withholding or other taxes under PRC laws and regulations and are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any governmental authorization in the PRC.

(yy)                    PRC Overseas Investment and Listing Regulations.  Except as disclosed in the General Disclosure Package and in the Prospectus, the Company and each of its Subsidiaries has taken or is in the process of taking all reasonable steps (to the extent required of the Company and each such Subsidiary under PRC laws and regulations) to comply with, and to ensure compliance by each of (i) its principal shareholders as disclosed in the Registration Statement, General Disclosure Package and the Prospectus, and (ii) any other persons known to the Company that are required to comply (in connection with their interests in the Company) with applicable rules and regulations of the relevant PRC governmental agencies (including, without limitation, the Ministry of Commerce, National Development and Reform Commission and the State Administration of Foreign Exchange (“SAFE”)) relating to overseas investment by PRC residents and citizens or overseas listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting such persons to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(zz)                     Off-Balance Sheet Transactions.  The General Disclosure Package and the Prospectus each fairly and accurately describe in all material respects all material trends, demands, commitments and events known to the Company and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur, and, except as disclosed in the General Disclosure Package and in the Prospectus, neither the Company nor any of its Subsidiaries is engaged in any, nor has any obligations under, any “off-balance sheet transactions or arrangements” as defined by the Commission.  As used herein, the phrase “reasonably likely” refers to a disclosure threshold lower than “more likely than not.”

(aaa)                   Statement in Prospectus.  The statements set forth in the Statutory Prospectus and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Shares, are accurate, complete and fair in all material respects.

(bbb)                  PRC M&A Rules.  As of the date of the Prospectus and as of the date of this Agreement, the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission and SAFE of the PRC on August 8, 2006 (the “M&A Rules”) did not and do not apply to the issuance and sale of the Shares, the listing and trading of the Shares on the Nasdaq Global Select Market, or the consummation of the transactions contemplated by this Agreement, nor is the China Securities Regulatory Commission (the “CSRC”) or other PRC governmental approval required in connection with the above.

(ccc)                   Employee Benefits.  Except as set forth in the General Disclosure Package and the Prospectus, the Company has no obligation to provide retirement, death or disability benefits to any of the present or past employees of the Company, its Subsidiaries or to any other person; the Company and its Subsidiaries are in compliance in all material respects with all applicable laws, rules, regulations, ordinances, codes and other requirements relating to employee benefits.

(ddd)                  No Immunity.  None of the Company, any of its Subsidiaries or any of their respective properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the PRC, New York or United States federal law; and, to the extent that the Company, any of its Subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and its Subsidiaries waive and will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 17 hereof.

(eee)                   Dividends to Holders of Shares.  Except as set forth in the General Disclosure Package and the Prospectus, all dividends and other distributions declared and payable on the Shares may under current United States and PRC law and regulations be paid to the holders of Shares in United States dollars and may be converted into foreign currency that may be transferred out of the United States and the PRC, and all such payments made to holders thereof or therein who are non-residents of the United States or the PRC will not be subject to income, withholding or other taxes under laws and regulations of the United States or the PRC or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the United States and the PRC or any political subdivision or taxing authority thereof or therein.

(fff)                     Item 701 Sales.  The Company has not effected any sales of the Shares which are required to be disclosed in response to Item 701 of Regulation S-K under the Securities Act which have not been so disclosed in the Registration Statement.

(ggg)                 Choice of Law.  Under the laws of the British Virgin Islands, the courts of the British Virgin Islands recognize and give effect to the choice of law provisions set forth in Section 17 hereof and enforce judgments of U.S. courts obtained against the Company to enforce this Agreement.  Under the laws and regulations of the PRC, the courts of the PRC recognize and give effect to the choice of law provisions set forth in Section 17 hereof and enforce judgments of U.S. courts obtained against the Company to enforce this Agreement.

Any certificate signed by any officer of the Company or any Subsidiary and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

3.                      Purchase, Sale and Delivery of Shares.

(a)                      On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell 4,000,000 Firm Shares to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto.  The purchase price for each Firm Share shall be $13.25 per Share.

The Firm Shares will be delivered by or on behalf of the Company to the Representative for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company, at the offices of Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at 9:00 a.m. Central time on the third (or if the Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as the Representative and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the “First Closing Date.”  If the Representative so elects, delivery of Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representative.  Certificates representing the Firm Shares, in definitive form and in such denominations and registered in such names as the Representative may request upon at least two business days’ prior notice to the Company, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the First Closing Date at the offices of Piper Jaffray & Co., Minneapolis, Minnesota, or such other location as may be mutually acceptable.

(b)                      On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company, with respect to 600,000 of the Option Shares, hereby grants to the several Underwriters an option to purchase all or any portion of the Option Shares at the same purchase price as the Firm Shares, for use solely in covering any over-allotments made by the several Underwriters in the sale and distribution of the Firm Shares.  The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representative to the Company setting forth the aggregate number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the certificates for the Option Shares are to be registered and the date and time, as determined by the Representative, when the Option Shares are to be delivered, such time and date being herein referred to as the “Second Closing” and “Second Closing Date,” respectively; provided, however, that the Second Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised.  The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as the percentage of Firm Shares to be purchased by such Underwriter, as adjusted by the Representative in such manner as the Representative deems advisable to avoid fractional shares.   No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

The Option Shares will be delivered by or on behalf of the Company, to the Representative for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company, at the offices of Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable at 9:00 a.m., Central time, on the Second Closing Date.  If the Representative so elects, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representative.  Certificates representing the Option Shares in definitive form and in such denominations and registered in such names as the Representative has set forth in its notice of option exercise, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the Second Closing Date at the office of Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable.

(c)                      It is understood that you, individually and not as the Representative of the several Underwriters, may (but shall not be obligated to) make payment to the Company on behalf of any Underwriter for the Shares to be purchased by such Underwriter.  Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder.  Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company.

4.                      Covenants.  The Company covenants and agrees with the several Underwriters as follows:

(a)                      Reporting Obligations; Exchange Act Compliance.  The Company will (i) use its commercially reasonable efforts to cause the Registration Statement to remain effective and any post-effective amendments thereto to become effective as promptly as possible; (ii) prepare the Prospectus in a form approved by the Underwriters containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B and 430C of the Rules and Regulations and to file such Prospectus with the Commission within the time periods specified by Rule 424(b) and Rules 430A and 430B of the Rules and Regulations, as applicable, (iii) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus or document incorporated by reference therein of which any Underwriter shall not previously have been advised and furnished with a copy or to which the Underwriters shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (iv) promptly file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the cases of clauses (i) through (iv) during the period subsequent to the date of the Prospectus and during such period as the Prospectus would be required by law to be delivered (whether physically or through compliance with Rule 172 of the Rules and Regulations or any similar rule) (the “Prospectus Delivery Period”).

(b)                      Abbreviated Registration Statement.  If the Company elects to rely upon Rule 462(b) of the Rules and Regulations, the Company shall file a registration statement under Rule 462(b) of the Rules and Regulations with the Commission in compliance with Rule 462(b) by 8:00 a.m., Washington, D.C. time, on the business day next succeeding the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for such Rule 462(b) registration statement or give irrevocable instructions for the payment of such fee pursuant to the Rules and Regulations.

(c)                      Issuer Free Writing Prospectuses.  The Company will (i) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) required to be filed by the Company with the Commission under Rule 433 of the Rules and Regulations unless you approve its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that your prior written consent shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule III hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in any Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of any such Underwriter that such Underwriter otherwise would not have been required to file thereunder. The Company will satisfy the conditions in Rule 433 of the Rules and Regulations to avoid a requirement to file with the Commission any electronic road show.

(d)                      Notice to Underwriters.  During the Prospectus Delivery Period, the Company will notify the Underwriters promptly, and will, if requested, confirm such notification in writing: (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the General Disclosure Package or the Prospectus, (iii) the time and date when any post-effective amendment to the Registration Statement becomes effective, but only during the Prospectus Delivery Period; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or any order preventing or suspending the use of any Preliminary Prospectus, the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or the initiation of any proceedings for that purpose or pursuant to Section 8A of the Securities Act or the threat thereof, but only during the Prospectus Delivery Period; (v) of receipt by the Company of any notification with respect to any suspension or the approval of the Shares from any securities exchange upon which it is listed for trading or included or designated for quotation, or the initiation or threatening of any proceeding for such purpose.   The Company will use its reasonable best efforts to prevent the issuance or invocation of any such stop order or suspension by the Commission and, if any such stop order or suspension is so issued or invoked, to obtain as soon as possible the withdrawal or removal thereof.  Additionally, during the Prospectus Delivery Period, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A or 430B, as applicable, of the Rules and Regulations and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 of the Rules and Regulations were received in a timely manner by the Commission.

(e)                      Filing of Amendments or Supplements. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters or its counsel,  it becomes necessary to amend or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package) in order to make the statements therein, in the light of the circumstances when the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package) is delivered to a prospective purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package) to comply with applicable law, the Company will promptly notify the Underwriters and will prepare, file with the Commission and furnish, at its own expense, to the Underwriters, either amendments or supplements to the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package) so that the statements in the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package) as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package) is delivered to a prospective purchaser, be misleading or so that the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package), as amended or supplemented, will comply with applicable law.

(f)                      Conflicting Issuer Free Writing Prospectus.  If at any time during the Prospectus Delivery Period and following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company promptly will notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.   The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter through you specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter Information.

(g)                      Delivery of Copies.  The Company will deliver promptly to the Underwriters and its counsel such number of the following documents as the Underwriters shall reasonably request:  (i) conformed copies of the Registration Statement as originally filed with the Commission and, during the Prospectus Delivery Period, each amendment thereto (in each case excluding exhibits), (ii) copies of each Preliminary Prospectus, if any; (iii) copies of the General Disclosure Package; (iv) any Issuer Free Writing Prospectus, (v) during the Prospectus Delivery Period, copies of the Prospectus (or any amendments or supplements thereto); (vi) during the Prospectus Delivery Period, any document incorporated by reference in the Prospectus (other than any such document that is filed with the Commission electronically via EDGAR or any successor system and (vii) all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the Securities Act.

(h)                      Blue Sky Laws.  The Company will promptly take or cause to be taken, from time to time, such actions as the Underwriters may reasonably request to qualify the Shares for offering and sale under the state securities, or blue sky, laws of such states or other jurisdictions as the Underwriters may reasonably request and to maintain such qualifications in effect so long as the Underwriters may request for the distribution of the Shares, provided, that in no event shall the Company be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.  The Company will advise the Underwriters promptly of the suspension of the qualification or registration of (or any exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(i)                      Earnings Statement.  As soon as practicable, but in any event not later than 18 months after the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), the Company will make generally available to holders of its securities and deliver to the Underwriters, an earnings statement of the Company (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement that will satisfy the provisions of Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158 of the Rules and Regulations).

(j)                      Use of Proceeds.  The Company will apply the net proceeds from the sale of the Shares in the manner set forth in the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(k)                      Lock-Up Period.  Beginning on the date hereof and continuing for a period of 90 days after the date of the Prospectus (the “Lock-Up Period”), the Company will not (1) offer to sell, hypothecate, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to, any shares of Common Stock, any securities convertible into or exercisable or exchangeable for Common Stock; (2) file or cause to become effective a registration statement under the Securities Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock except for a registration statement on Form S-8 relating to employee benefit plans or (3) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1), (2) or (3) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representative (which consent may be withheld in its sole discretion), other than (i) the Shares to be sold hereunder; (ii) the issuance of restricted Common Stock or options to acquire Common Stock pursuant to the Company’s employee benefit plans, qualified stock option plans or other employee compensation plans as such plans are in existence on the date hereof and described in the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Prospectus; provided that each recipient of restricted Common Stock or options to acquire Common Stock pursuant to this clause (ii) who is an executive officer or director of the Company agrees that all such restricted Common Stock or options to acquire Common Stock remains subject to restrictions substantially similar to those contained in the Look-Up Agreement (as defined below); or (iii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Prospectus or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement, provided that each recipient of Common Stock pursuant to this clause (iii) who is an executive officer or director of the Company agrees that all such Common Stock remains subject to restrictions substantially similar to those contained in the Look-Up Agreement (as defined below).  Notwithstanding the foregoing, for the purpose of allowing the Underwriters to comply with NASD Rule 2711(f)(4), if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or publicly announces other material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the public announcement regarding the material news or the occurrence of the material event, as applicable, unless the Representative waives, in writing, such extension.  The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

(l)                      Lock-Up Agreements.  The Company will cause each of the Company’s executive officers and directors whose names are set forth on Exhibit B hereto to furnish to the Underwriters, on the date hereof, a letter, substantially in the form of Exhibit A hereto (the “Lock-Up Agreement”).  The Company will enforce the terms of each Lock-Up Agreement and issue stop transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach or default under the applicable Lock-Up Agreement.

(m)                      Public Communications.  Prior to the Closing Date, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, the Subsidiaries, their condition, financial or otherwise, or the earnings, business, operations or prospects of any of them, or the offering of the Shares (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Underwriters are notified), without the prior written consent of the Representative, unless in the reasonable judgment of the Company and its counsel, and after notification to the Underwriters, such press release or communication is required by law or applicable stock exchange, in which case the Company shall use its reasonable best efforts to allow the Underwriters reasonable time to comment on such release or other communication in advance of such issuance.

(n)                      Stabilization.  The Company will not, and the Company will cause the Subsidiaries not to, take directly or indirectly any action designed, or that might reasonably be expected to cause or result in, or that will constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

(o)                      Transfer Agent.  The Company shall engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Shares.

(p)                      Listing.  The Company shall cause the Shares to be listed for quotation on the Nasdaq Global Select Market at the Closing Date and to maintain such listing during the Prospectus Delivery Period.

(q)                      Filing of Reports.  For two years from the date of this Agreement, the Company will timely file with the Commission such periodic and special reports as are required by the Rules and Regulations.

(r)                      Controls and Procedures.  For two years from the date of this Agreement, the Company and its Subsidiaries will maintain such controls and other procedures, including without limitation those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to the Company, including its Subsidiaries, is made known to them by others within those entities.

(s)                      SAFE Rules and Regulations.  For two years from the date of this Agreement, the Company shall comply with the SAFE rules and regulations (the ”SAFE Rules and Regulations”) in all material respects, and shall use best efforts to cause the Company’s shareholders that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens to comply with the SAFE Rules and Regulations applicable to them in connection with the Company, including, without limitation, requesting each shareholder that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration or procedures required under applicable SAFE Rules and Regulations.

(t)                      OFAC.  The Company will not directly or indirectly use the proceeds of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(u)                      FCPA.  For two years from the date of this Agreement, the Company, including any parent, subsidiary, affiliate, employee or agent thereof, will comply with the FCPA.

(v)                      Investment Company Act.  The Company shall not invest, or otherwise use, the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company to register as an investment company under the Investment Company Act.

(w)                      Sarbanes-Oxley Act.  For two years from the date of this Agreement, the Company and its Subsidiaries will comply with all effective applicable provisions of the Sarbanes Oxley Act.

(x)                      Broker’s Fee.  Except as contemplated hereby, the Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(y)                      Interim Financial Statements. Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as practicable after they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

(z)                      Performance. The Company shall use commercially reasonable efforts to do and perform all things required to be done or performed under this Agreement by them prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares.

5.                      Costs and Expenses.  The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or reimburse if paid by the Underwriters all costs and expenses incident to the performance of the obligations of the Company under this Agreement and in connection with the transactions contemplated hereby, including but not limited to costs and expenses of or relating to (i) the preparation, printing, filing, delivery and shipping of the Registration Statement, any Issuer Free Writing Prospectus, each Preliminary Prospectus, the General Disclosure Package and the Prospectus, and any amendment or supplement to any of the foregoing and the printing and furnishing of copies of each thereof to the Underwriters and dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares and the printing, delivery, and shipping of the certificates representing the Shares, (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(h) hereof, (including the reasonable legal fees and filing fees, and other disbursements of counsel to the Underwriters in connection therewith), and, if reasonably requested by the Underwriters, the preparation and printing and furnishing of copies of any blue sky surveys to the Underwriters and to dealers,  (iv) the fees and expenses of any transfer agent or registrar for the Shares, (v) any filings required to be made by the Underwriters or the Company with FINRA, and the reasonable fees, disbursements and other charges of counsel for the Underwriters in connection with FINRA’s review and approval of the Underwriters participation in the offering (including all COBRADesk fees), (vi) fees, disbursements and other charges of counsel to the Company, (vii) listing fees, if any, for the listing or quotation of the Shares on the Nasdaq Global Select Market, (viii) fees and disbursements of the Company’s auditor incurred in delivering the letter(s) described in Sections 7(m) and 7(n) hereof, (ix) fees, disbursements and other charges of U.S. counsel to the Underwriters (in addition to (iii) and (v) above) in an amount equal to $100,000, and (x) the costs and expenses of the Company and the Underwriters in connection with the marketing of the offering and the sale of the Shares to prospective purchasers including, but not limited to, those related to any presentations or meetings undertaken in connection therewith including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged with the written consent of the Company in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft or other transportation chartered in connection with the road show; provided, however, that the costs and expenses to be paid or reimbursed by the Company in connection with this Section 5 shall not exceed $150,000 without the Company’s prior written consent.  If this Agreement shall be terminated by the Underwriters pursuant to Section 9 hereof, the Company will, in addition to paying the amounts described in this Section 5, reimburse the Underwriters for all of their reasonable out-of-pocket disbursements (including, but not limited to, the fees and disbursements of its counsel) incurred by the Underwriters in connection with their investigation, preparing to market and marketing of the Shares or in contemplation of performing their obligations hereunder.

6.                      Conditions of Underwriters Obligations.  The obligations of the several Underwriters hereunder are subject to the following conditions:

(a)                      Filings with the Commission.  Any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus required to be filed under the Securities Act or the Rules and Regulations shall have been filed with the Commission pursuant to Rule 424(b) or Rule 164 of the Rules and Regulations, as the case may be, in the manner and within the time period so required.

(b)                      Abbreviated Registration Statement.  If the Company has elected to rely upon Rule 462(b), the registration statement filed under Rule 462(b) of the Rules and Regulations shall have become effective under the Securities Act by 8:00 a.m., Washington, D.C. time, on the business day next succeeding the date of this Agreement.

(c)                      No Stop Orders.  Prior to the Closing: (i) no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Base Prospectus, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued under the Securities Act and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, (ii) no order suspending the qualification or registration of the Shares under the securities or blue sky laws of any jurisdiction shall be in effect and (iii) all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement, the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters.

(d)                      Action Preventing Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Shares or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Shares or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(e)                      Objection of Underwriters.  No Prospectus or amendment or supplement to the Registration Statement shall have been filed to which any Underwriter shall have objected in writing, which objection shall not be unreasonable.  No Underwriter shall have advised the Company in writing on or prior to the Closing Date that the Registration Statement or any amendment thereof or supplement thereto contains an untrue statement of fact which, in its opinion, is material, or omits to state a fact which, in its opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment thereof or supplement thereto contains an untrue statement of fact which, in its opinion, is material, or omits to state a fact which, in its opinion, is material and is required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(f)                      No Material Adverse Change.  Prior to the Closing, there shall not have occurred any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), that, in the Representative’s  judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the General Disclosure Package.

(g)                      Representations and Warranties.  Each of the representations and warranties of the Company contained herein shall be true and correct when made and on and as of the Closing Date, as if made on such date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date), and all covenants and agreements herein contained to be performed on the part of the Company all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with.

(h)                      Opinion of United States Counsel to the Company.  You, as Representative, shall have received from Pryor Cashman LLP, United States counsel to the Company, such counsel’s written opinion, addressed to you, as Representative, and dated the Closing Date, in form and substance as is set forth on Exhibit C attached hereto.  Such counsel shall also have furnished to you, as Representative, a written statement (“Negative Assurances”), addressed to you, as Representative, and dated the Closing Date, in form and substance as set forth in Exhibit D attached hereto.

(i)                      Opinion of British Virgin Islands Counsel to the Company.  You, as Representative, shall have received from Conyers Dill & Pearman, British Virgin Islands counsel to the Company, such counsel’s written opinion, addressed to you, as Representative, and dated the Closing Date, in form and substance as is set forth on Exhibit E attached hereto.

(j)                      Opinion of PRC Counsel to the Company.  You, as Representative, shall have received from Henan Dedian Law Firm, PRC counsel to the Company, such counsel’s written opinion, addressed to you, as Representative, and dated the Closing Date, in form and substance as is set forth on Exhibit F attached hereto.

(k)                      Opinion of United States Counsel to the Underwriters.  You, as Representative, shall have received from O’Melveny & Myers LLP, United States counsel for the Underwriters, such opinion or opinions (including Negative Assurances), dated the Closing Date and addressed to you, as Representative, covering such matters as are customarily covered in transactions of this type.

(l)                       Opinion of PRC Counsel to the Underwriters.  You, as Representative, shall have received from Commerce & Finance Law Offices, PRC counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to you, as Representative, covering such matters as are customarily covered in transactions of this type.

(m)                      Accountant’s Comfort Letter.  You, as Representative, shall have received on the date of the Applicable Time, a letter dated the date hereof (the “Original Letter”), addressed to you, as Representative, and in form and substance reasonably satisfactory to the Representative and its counsel, from each of BDO Guangdong Dahua Delu CPAs and Child, Van Wagoner & Bradshaw, PLLC, which letter shall cover, without limitation, the various financial disclosures, if any, contained in the General Disclosure Package and shall contain statements and information of the type customarily included in accountants’ “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 and Statement of Auditing Standard No. 100 (or successor bulletins), with respect to the audited and unaudited financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus.

(n)                      Bring-Down Letter.  At the Closing Date, you, as Representative, shall have received from each of BDO Guangdong Dahua Delu CPAs and Child, Van Wagoner & Bradshaw, PLLC a letter (the “Bring-Down Letter”), dated the Closing Date, addressed to you, as Representative, which shall confirm, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the Bring-Down Letter) that on the basis of a review in accordance with the procedures set forth in the Original Letter, that nothing has come to their attention during the period from the date of the Original Letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date which would require any change in the Original Letter if it were required to be dated and delivered at the Closing Date.

(o)                      Officer’s Certificate.  You, as Representative, shall have received on the Closing Date a certificate, addressed to you, as Representative, and dated the Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that:

(i)                      each of the representations, warranties and agreements of the Company in this Agreement were true and correct when originally made and are true and correct as of the Closing Date (except that those representations and warranties that address matters only as of a particular date remain true and correct as of each such date); and the Company has complied with all agreements and satisfied all the conditions on its part required under this Agreement to be performed or satisfied at or prior to the Closing Date;

(ii)                      subsequent to the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package, (a) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, (b) there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the conversion of convertible stock or indebtedness), or material change in the short−term debt or long−term debt of the Company or any Subsidiary (other than upon conversion of convertible indebtedness and the change in short-term and long-term debt set forth in Schedule V hereto), or any material adverse change in or affecting the business, assets, general affairs, management, financial position, prospects, stockholders’ equity or results of operations of the Company and the Subsidiaries, otherwise than as set forth in the General Disclosure Package, and (d) there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its Subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any Material Adverse Change.

(iii)                      no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Shares for offering or sale, nor suspending or preventing the use of the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued, and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall be pending or to their knowledge, threatened by the Commission or any state or regulatory body; and

(iv)                      the signers of said certificate have reviewed the Registration Statement, the General Disclosure Package, any Permitted Free Writing Prospectus and the Prospectus, and any amendments thereof or supplements thereto (and any documents filed under the Exchange Act and deemed to be incorporated by reference into the General Disclosure Package and the Prospectus), and (A) (i) the Registration Statement and any amendment thereof, at the Applicable Time, as of the date of this Agreement and as of the Closing Date do not and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) as of the Applicable Time and the Closing Date, neither the General Disclosure Package nor any individual Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, contained any untrue statement of material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) the Prospectus, as amended or supplemented, does not contain, as of the Closing Date, and did not contain, as of its issue date, any untrue statement of material fact or omit to state and did not omit to state as of such date, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Applicable Time, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement, the General Disclosure Package or the Prospectus which has not been so set forth and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference in to the General Disclosure Package and into the Prospectus that has not been so filed.

(p)                      Secretary’s Certificate.  On the Closing Date, the Company shall have furnished to you, as Representative, a Secretary’s Certificate of the Company.

(q)                      CEO’s Certificate.  On the Closing Date, the Company shall have furnished to you, as Representative, a certificate signed by the chief executive officer of the Company dated the Closing Date and in form and substance satisfactory to you.

(r)                      CFO’s Certificate.  On the Closing Date, the Company shall have furnished to you, as Representative, a certificate signed by the chief financial officer of the Company dated the Closing Date and in form and substance satisfactory to you.

(s)                      The Nasdaq Global Select Market.  The Shares shall have been listed and authorized for trading on the Nasdaq Global Select Market.

(t)                      Other Filings with the Commission.  The Company shall have prepared and filed with the Commission a Current Report on Form 8-K with respect to the transactions contemplated hereby, including as an exhibit thereto this Agreement and any other documents relating thereto.

(u)                      Lock-Up Agreements.  You shall have received copies of the executed Lock-Up Agreements executed by each person listed on Exhibit B hereto, and such Lock-Up Agreements shall be in full force and effect on the Closing Date.

(v)                      Additional Documents.  Prior to the Closing Date, the Company shall have furnished to the Underwriters such further information, certificates or documents as any Underwriter shall have reasonably requested.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.                      Indemnification and Contribution.

(a)                      Indemnification of the Underwriters.  The Company agrees to indemnify, defend and hold harmless each Underwriter, its affiliates, directors and officers, and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, claim or liability, which, jointly or severally, such Underwriter or any such person may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, the common law or otherwise, (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, damage, claim or liability (or actions in respect thereof as contemplated below) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto (including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, if applicable) or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations or the Prospectus (or any amendment or supplement thereto including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares including, for example, any audio or visual materials, slides, videos, films or tape recordings used in any road show or investor presentations made to investors by the Company (whether in person or electronically) (collectively, “Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and, in the case of (i) and (ii) above, to reimburse each such Underwriter and each such person for any and all reasonable expenses (including reasonable fees and disbursements of counsel) as such expenses are incurred by each such Underwriter or such person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action, or (iii) any untrue statement or alleged untrue statement made by the Company in Section 2 or Section 4 hereof or the failure by the Company to perform when and as required any agreement or covenant contained herein; provided, however, that the foregoing indemnity shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, it arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in or omitted from the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations or in any Marketing Materials, in reliance upon and in conformity with information furnished in writing by or on behalf of the Underwriters through you to the Company expressly for use therein, which information the parties hereto agree is limited to the Underwriter Information.

(b)                      Indemnification of the Company.  Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, its directors and officers, and any person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, claim, damage, liability or expense, as incurred to which, jointly or severally, the Company or any such person may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, the common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the General Disclosure Package, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, in the case of each of (i) and (ii) above, to the extent but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with information concerning the Underwriters furnished in writing by or on behalf of such Underwriter to the Company expressly for use therein, which information the parties hereto agree is limited to the Underwriter Information, and shall reimburse the Company, or any such director, officer or person for any legal and other expense reasonably incurred by the Company, or any such director, officer or person, in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  Notwithstanding the provisions of this Section 7(b), in no event shall any indemnity by any Underwriter under this Section 7(b) exceed the total compensation received by such Underwriter in accordance with the transactions contemplated by this Agreement.

(c)                      Notice and Procedures.  If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 6, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise, except to the extent the indemnifying party does not otherwise learn of the Proceeding and such failure results in the forfeiture by the indemnifying party of substantial rights or defenses. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding, (ii) the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or (iii) such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties ), in any of which events such reasonable fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). An indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent or if there be a final judgment for the plaintiff, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 7(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d)                      Contribution.  If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsections (a) or (b) of this Section 7 or insufficient to hold an indemnified party harmless in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total Underwriter commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Shares.  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by an Underwriter, on the other hand, and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement, omission act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by the Underwriters through you for use in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriter Information.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 7(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this Section 7(d).  Notwithstanding the provisions of this Section 7(d), the Underwriters shall not be required to contribute any amount in excess of the total commissions received by such Underwriters in accordance with the transactions contemplated by this Agreement less the amount of any damages which the Underwriters have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)                      Representations and Agreements to Survive Delivery.  The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have.  The indemnity and contribution agreements contained in this Section 7 and the covenants, agreements, warranties and representations of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriters, any person who controls an Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or any affiliate of the Underwriters, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and (iii) the issuance and delivery of the Shares. The Company and the Underwriters agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, the General Disclosure Package or the Prospectus.

8.                      Information Furnished by Underwriter.   The Company acknowledges and agrees that the statements set forth in the second, seventh and thirteenth paragraphs under the heading “Underwriting” in the Prospectus (the “Underwriter Information”) constitute the only information relating to the Underwriters furnished in writing to the Company by the Underwriters as such information is referred to in Section 2 and Section 7 hereof.

9.                      Substitution of Underwriters.

(a)                      If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased does not aggregate more than 10% of the total amount of Firm Shares set forth in Schedule II hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule II hereto except as may otherwise be determined by you) the Firm Shares that the withdrawing or defaulting Underwriters agreed but failed to purchase.

(b)                      If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased aggregates more than 10% of the total amount of Firm Shares set forth in Schedule II hereto, and arrangements satisfactory to you for the purchase of such Firm Shares by other persons are not made within 36 hours thereafter, this Agreement shall terminate.  In the event of any such termination, the Company shall be under no liability to any Underwriter (except to the extent provided in Section 5 and Section 7 hereof), nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm Shares agreed by such Underwriter to be purchased hereunder) be under any liability to the Company (except to the extent provided in Section 7 hereof).

If Firm Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representative or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, the General Disclosure Package, the Prospectus or in any other documents, as well as any other arrangements, may be effected.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 9.

10.                      Effective Date of this Agreement and Termination.

(a)  This Agreement shall become effective at 10:00 a.m., Central time, on the first full business day following the effective date of the Registration Statement, or at such earlier time after the effective time of the Registration Statement as you in your discretion shall first release the Shares for sale to the public; provided, that if the Registration Statement is effective at the time this Agreement is executed, this Agreement shall become effective at such time as you in your discretion shall first release the Shares for sale to the public.  For the purpose of this Section, the Shares shall be deemed to have been released for sale to the public upon release by you of an electronic communication authorizing commencement of the offering of the Shares for sale by the Underwriters or other securities dealers.  By giving notice as hereinafter specified before the time this Agreement becomes effective, you, as the Representative of the several Underwriters, or the Company, may prevent this Agreement from becoming effective without liability of any party to any other party, except that the provisions of Section 5, Section 7 and Section 13 hereof shall at all times be effective.

(b) You, as Representative, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date, without liability on the part of any Underwriter to the Company, if (i) prior to delivery and payment for the Shares (A) trading in securities generally shall have been suspended on or by the New York Stock Exchange, the NYSE Amex, the Nasdaq Global Select Market or in the over the counter market (each, a “Trading Market”), (B) trading in the Common Stock of the Company shall have been suspended on any exchange, in the over-the-counter market or by the Commission, (C) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities, or the relevant authorities in China, or a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States or in China, (D) there shall have occurred any outbreak or material escalation of hostilities or acts of terrorism involving the United States or China or there shall have been a declaration by the United States or China of a national emergency or war, (E) there shall have occurred any other calamity or crisis or any material change in general economic, political or financial conditions in the United States or China or elsewhere, if the effect of any such event specified in clause (D) or (E), in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the General Disclosure Package and the Prospectus, (ii) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the General Disclosure Package or incorporated by reference therein, there has been any Material Adverse Effect or the Company or any Subsidiary shall have sustained a loss or interference with its business by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, of such character that in the judgment of the Representative would, individually or in the aggregate, result in a Material Adverse Effect and which would, in the judgment of the Representative, make it impracticable or inadvisable to proceed with the offering or the delivery of the Shares on the terms and in the manner contemplated in the General Disclosure Package, (iii) the Company shall have failed, refused or been unable to comply with the terms or perform any agreement or obligation of this Agreement, other than by reason of a default by the Underwriters, or (iv) any condition of the Underwriters’ obligations hereunder is not fulfilled.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 5, Section 7, and Section 13 hereof shall at all times be effective notwithstanding such termination.

11.                      Notices.  All statements, requests, notices and agreements hereunder shall be in writing or by facsimile, and:

(a)           if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to:

Piper Jaffray & Co.
U.S. Bancorp Center
800 Nicollet Mall
Minneapolis, Minnesota 55402,
Attention: James Martin, Esq.
Facsimile No.: 612-303-1410

with a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP
Yin Tai Centre, Office Tower, 37th Floor
No.2 Jianguomenwai Avenue
Beijing 100022
People’s Republic of China
Attention: David J. Roberts, Esq.
Facsimile No.: 86-10-6563-4201

(b)           if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to Zhongpin Inc., 21 Changshe Road, Changge City, Henan Province 461500, People’s Republic of China, Attention: Xianfu Zhu, Chairman and Chief Executive Officer, (Fax: 86-374-622-7818), with a copy (which shall not constitute notice) to: Pryor Cashman LLP, 7 Times Square, New York 10036-6569, U.S.A., Attention: Eric Hellige, Esq., (Fax: 212-798-6380).

(c)           Any such statements, requests, notices or agreements shall be effective only upon receipt.  Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12.                      Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and shall be binding upon the Underwriters, the Company, and their respective successors and assigns.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the persons, affiliates, officers and directors referred to in Section 7(a) hereof and the indemnities of the Underwriters shall also be for the benefit of the persons, officers and directors referred to in Section 7(b) hereof.  The term “successors and assigns” as herein used shall not include any purchaser of the Shares by reason merely of such purchase.

13.                      Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

14.                      No Fiduciary Relationship. The Company hereby acknowledges and agrees that the Underwriters are acting solely as underwriters in connection with the offering of the Company’s securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that any Underwriter act or be responsible as a fiduciary to the Company, its management, stockholders, creditors or any other person in connection with any activity that any Underwriter may undertake or has undertaken in furtherance of the offering of the Company’s securities, either before or after the date hereof. Each Underwriter hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The price of the Shares set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriters, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement.  The Company has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against any Underwriter with respect to any breach or alleged breach of any fiduciary or similar duty to it in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions and agrees that no Underwriter shall have liability (whether direct or indirect) to it in respect of such a fiduciary duty claim to any person asserting a fiduciary duty claim on behalf of it.

15.                      Headings.  The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

16.                      Amendments and Waivers. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

17.                      Submission to Jurisdiction. Except as set forth below, no Proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York (each, a “New York Court”), which courts shall have jurisdiction over the adjudication of such matters, and the Company hereby consents to the jurisdiction of such New York Courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Proceeding arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter. The Company hereby waives all right to trial by jury in any Proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such Proceeding brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.  The Company has irrevocably appointed Pryor Cashman LLP as its authorized agent upon whom process may be served in any action, proceeding or counterclaim in any way relating to, arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court.

18.                      Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.  Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

19.                      Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their investment banking divisions and are subject to certain regulations and internal policies, and that the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Underwriters’ investment banking divisions. The Company acknowledges that the Underwriters are full service securities firms and as such from time to time, subject to applicable securities laws, rules and regulations, may effect transactions for their own accounts or the accounts of their customers and hold long or short positions in debt or equity securities of the Company; provided, however, that nothing in this Section 19 shall relieve any Underwriter of any responsibility or liability it may otherwise bear in connection with activities in violation of applicable securities laws, rules and regulations.

20.                      Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

21.                      Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of the agreement between the Company and the Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

ZHONGPIN INC.

Date	By:	/s/ Xianfu Zhu
Name: Xianfu Zhu
Title: Chairman and CEO

Accepted as of the date first above written on
behalf of themselves and the Underwriters
named in Schedule I hereto:

PIPER JAFFRAY & CO.

By:	/s/ David W. Stadinski
Name: David W. Stadinski
Title: Managing Director

Schedules and Exhibits

Schedule I:	Underwriters

Schedule II:	Purchase Allocation

Schedule III:	Issuer Free Writing Prospectuses

Schedule IV:	Subsidiaries

Schedule V:	Change in Short-Term and Long-Term Debt

Exhibit A:	Form of Lock-Up Agreement

Exhibit B:	List of Directors, Executive Officers and Stockholders Executing Lock-Up Agreements

Exhibit C:	Company United States Counsel Opinion

Exhibit D:	Negative Assurance Letter from Company United States Counsel

Exhibit E:	Company British Virgin Islands Counsel Opinion

Exhibit F:	Company PRC Counsel Opinion

Exhibit G:	Pricing Information

Schedule I

Underwriters

Piper Jaffray & Co.
Susquehanna Financial Group, LLLP

Schedule II

Purchase Allocation

Underwriter	Number of Firm Shares (1)

Piper Jaffray & Co.	3,200,000

Susquehanna Financial Group, LLLP	800,000

Total	4,000,000

(1)  The Underwriters may purchase up to an additional 600,000 Option Shares to the extent the option described in Section 3(b) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

Schedule III

Issuer Free Writing Prospectuses

None.

Schedule IV

List of Subsidiaries

SUBSIDIAIRES OF ZHONGPIN INC.

Name	Place of Incorporation

Falcon Link Investment Limited	British Virgin Islands
Henan Zhongpin Food Co., Ltd.	People's Republic of China
Henan Zhongpin Food Share Co., Ltd.	People's Republic of China
Zhumadian Zhongpin Food Co. Ltd.	People's Republic of China
Henan Zhongpin Import and Export Trading Co., Ltd.	People's Republic of China
Anyang Zhongpin Food Company, Ltd.	People's Republic of China
Deyang Zhongpin Food Company, Ltd.	People's Republic of China
Henan Zhongpin Fresh Food Logistics Company, Ltd.	People's Republic of China
Henan Zhongpin Business Development Company, Ltd.	People's Republic of China
Heilongjang Zhongpin Food Company, Ltd.	People's Republic of China
Luoyang Zhongpin Food Company, Ltd.	People's Republic of China
Yongcheng Zhongpin Food Company, Ltd.	People's Republic of China
Tianjin Zhongpin Food Company, Ltd.	People's Republic of China
Hengshui Zhongpin Food Company, Ltd.	People's Republic of China
Jilin Zhongpin Food Company, Ltd.	People's Republic of China
Henan Zhongpin Agriculture and Animal HusbandryIndustry Development Company, Ltd.	People's Republic of China

Schedule V

Change in Short-Term and Long-Term Debt

Short-term debt increased to approximately $96.8 million as of September 30, 2009 and long-term debt increased to approximately $33.6 million as of September 30, 2009.

Exhibit A

Form of Lock-Up Agreement

Piper Jaffray & Co.
U.S. Bancorp Center
800 Nicollet Mall
Minneapolis, Minnesota 55402

Ladies and Gentlemen:

The undersigned understands that you (the ”Underwriter”) propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Zhongpin Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale to certain investors (the “Investors”) of a certain number of shares of the Company’s common stock (the “Common Stock”), par value $0.001 per share (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriter, and for other good and valuable consideration, the undersigned hereby agrees that the undersigned will not, without the prior written consent of the Underwriter, from the date of execution of this lock-up letter agreement (the “Lock-Up Letter Agreement”) and continuing to and including the date 90 days after the date of the final prospectus relating to the Offering (the “Lock-Up Period”), offer for sale, sell, contract to sell, pledge, grant any option for the sale of, enter into any transaction which is designed to, or might reasonably be expected to, result in disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) or otherwise issue or dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, pledge, grant, or other disposition), any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, except to the Investors as contemplated under the Underwriting Agreement.  In addition, the undersigned agrees that, without the prior written consent of the Underwriter, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.  If (1) during the period that begins on the date that is 18 calendar days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, (a) the Company issues an earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions in this Lock-Up Letter Agreement, unless otherwise waived by the Underwriter in writing, shall continue to apply until the expiration of the date that is 18 calendar days after the date on which (i) the Company issues the earnings release, (ii) the Company publicly announces material news or (iii) a material event relating to the Company occurs. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.

Any Common Stock received upon exercise of options granted to the undersigned will also be subject to the above lock-up restrictions. Notwithstanding the foregoing, a transfer of Common Stock in connection with a bona fide gift or to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Lock-Up Letter Agreement.  In addition, if the undersigned is a corporation, business trust, association, limited liability company, partnership, limited liability partnership, limited liability limited partnership or other entity (collectively, the “Entities” or, individually, the “Entity”), the undersigned may transfer Common Stock or securities convertible into or exchangeable or exercisable for any Common Stock to any Entity which is directly or indirectly controlled by, or is under common control with the undersigned and, if the undersigned is a partnership or limited liability company, it may transfer the Common Stock or securities convertible into or exchangeable or exercisable for any Common Stock to its partners, former partners or an affiliated partnership (or members, former members or an affiliated limited liability company) managed by the same manager or managing partner (or managing member, as the case may be) or management company, or managed by an entity controlling, controlled by, or under common control with, such manager or managing partner (or managing member) or management company in accordance with partnership (or membership) interests; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Common Stock or securities convertible into or exchangeable or exercisable for any Common Stock subject to the provisions of this Lock-Up Letter Agreement and there shall be no further transfer of such Common Stock or securities convertible into or exchangeable or exercisable for any Common Stock except in accordance with this Lock-Up Letter Agreement, and provided further that any such transfer shall not involve a disposition for value.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Underwriter that it does not intend to proceed with the Offering, or if the Underwriting Agreement does not become effective prior to November 30, 2009, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriter will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions, and any Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation among the Company and the Underwriter.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.  Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:______________________________
Name:
Title:

Dated:  _________________, 2009

Exhibit B

List of Directors, Executive Officers and Stockholders
Executing Lock-Up Agreements

Xianfu Zhu
Baoke Ben
Feng Wang
Chaoyang Liu
Ray Leal

Exhibit C

Company United States Counsel Opinion

1.           The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

2.           The Company is in good standing as a foreign corporation and is duly qualified to do business in the jurisdictions listed opposite its name on a schedule thereto.

3.           The Company has the requisite corporate power and authority necessary to own or lease, as the case may be and operate its properties, to conduct its business as currently being carried on and as it is described in the Registration Statement, the General Disclosure Package and the Prospectus, to execute and deliver the Transaction documents, and to issue, sell and deliver the Shares as contemplated by the Transaction Documents.

4.           The Company has the authorized and issued capital stock as set forth in the General Disclosure Package and the Prospectus and such capital stock conforms as to legal matters to the description thereof contained or incorporated by reference therein.  All of the issued and outstanding shares of capital stock of the Company have been duly authorized, validly issued and, to the knowledge of such counsel, are fully paid and nonassessable, were issued in compliance in all material respects with requirements of federal and applicable state securities laws and, to the knowledge of such counsel, were not issued in violation of or subject to any preemptive rights, rights of first refusal or similar rights to subscribe for or to purchase any securities of the Company.

5.           The Shares have been duly and validly authorized and reserved for issuance by all necessary corporate action on the part of the Company and, when issued, sold and delivered by the Company to, and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable, and will conform in all material respects to the description thereof contained in the General disclosure Package and the Prospectus.

6.           There are no statutory preemptive rights or similar rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any of the Shares pursuant to the Company’s charter, by-laws, the DGCL or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company is bound.

7.           Except as set forth in the Registration Statement, in the General Disclosure Package or the Prospectus, to such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company or any of its Subsidiaries, except for rights which have been waived or satisfied.

8.           The statements in the General Disclosure Package and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute summaries of the legal matters, documents or proceedings referred to therein, fairly summarize in all material respects the matters referred to therein.

9.           The Registration Statement has become effective under the Securities Act, and to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued by the Commission and no proceeding for that purpose is pending before or, to such counsel’s knowledge, is threatened by the Commission; and all filings required by Rule 424(b) and Rule 430(A), 430(B) or 430(C) promulgated under the Securities Act have been made in the manner and within the time period required by Rule 424(b).

10.           The Registration Statement, as of its effective date, the Statutory Prospectus included in the General Disclosure Package, as of the Applicable Time and the Prospectus, as of its date, (except as to the financial statements and schedules, and other financial or statistical data derived therefrom, contained in the Registration Statement, the General Disclosure Package and the Prospectus, as to which such counsel expresses no opinion), complied as to form and appear on their face to be appropriately responsive in all material respects to the applicable requirements of Form S-3 under the Securities Act and the applicable Rules and Regulations, and the documents incorporated by reference in the Registration Statement or the Prospectus (except as to the financial statements and schedules, and other financial or statistical data derived therefrom, contained therein, as to which such counsel expresses no opinion), including any Current Report on Form 8-K filed with the Commission prior to the Closing Date, when they became effective or were filed with the Commission, as the case may be, complied as to form and appear on their face to be appropriately responsive in all material respects with the requirements of the Securities Act or the Exchange Act and the rules and regulations promulgated thereunder.

11.           The Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company and have been duly executed and delivered by the Company and each constitutes a valid and binding agreement of the company, and is enforceable against the Company in accordance with the terms thereof.

12.           The execution and delivery of the Transaction Documents by the Company and the issuance and sale by the Company of the Shares and the consummation by the Company of the transactions contemplated by the Transaction Documents to be consummated by the Company do not and will not result in any breach or a default under (nor constitute any event that with notice, lapse of time or both would result in any breach or default under), or conflict with (i) any provisions of the certificate of incorporation or by-laws of the Company, (ii) any provision of any material license, permit, indenture, mortgage, deed of trust, note, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument filed as an exhibit to, or incorporated by reference into, the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 or in any filing with the Commission made thereafter, (iii) any U.S. federal or New York state law, regulation or rule that, in such counsel’s experience, is generally applicable to transactions of the nature of those contemplated by the Transaction Documents and is applicable to the Company, or the Delaware General Corporation Law (other than the state securities or blue sky laws and the rules of FINRA governing underwriter compensation, as to which such counsel expresses no opinion), or (iv) any decree, judgment or order known to such counsel to be applicable to the Company or any Subsidiary.

13.           To such counsel’s knowledge, the Company is not a party to any contract, agreement or document of a character that is required to be filed as an exhibit to or incorporated by reference in the Registration Statement or described in the Registration Statement or the Prospectus that has not been so filed, incorporated by reference or described as required, and such contracts, agreements or documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

14.           The Company is not, and will not be after the giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

15.           No approval, authorization, consent or order or filing with any U.S. federal or New York state court or governmental or regulatory agency or body in the United States having jurisdiction over the Company, or approval of the shareholders of the Company, is required to be obtained or made by the Company for the consummation by the Company of the transactions contemplated by the Transaction Documents, except for such as have been duly obtained or made, including without limitation, registration of the Shares under the Securities Act and of the Common Stock under the Exchange Act, or such as may be required under (x) the state securities or blue sky laws of the various states or (y) the bylaws or rules and regulations of the National Association of Securities Dealers, Inc., as to which such counsel expresses no opinion.

16.           To such counsel’s knowledge, there is not pending or threatened in writing any action, suit or proceeding, inquiry or investigation to which the Company or any of its Subsidiaries is a party, or to which the property of the Company or any of its Subsidiaries is subject, before or brought by any court or governmental agency or body that places in question the validity or enforceability of, or seeks to enjoin the performance of, the Transaction Documents or which is of a character that is required to be disclosed in the Registration Statement or the Prospectus and is not so disclosed.

In rendering such opinion such counsel may rely (i) as to matters of law other than New York law, DGCL and federal law, upon the opinion or opinions of local counsel provided that the extent of such reliance is specified in such opinion and that such counsel shall state that such opinion or opinions of local counsel are satisfactory to them and that they believe they and you are justified in relying thereon and (ii) as to matters of fact, to the extent such counsel deems reasonable upon certificates of officers of the Company and its subsidiaries provided that the extent of such reliance is specified in such opinion.

Exhibit D

Negative Assurance Letter from Company United States Counsel

Such counsel has acted as U.S. counsel to the Company in connection with the preparation of the Registration Statement, the General Disclosure Package and the Prospectus, and each amendment or supplement thereto made by the Company prior to the Closing Date.  Based on (x) such counsel’s examination of the Registration Statement, the General Disclosure Package and the Prospectus, and each amendment or supplement thereto made by the Company prior to the Closing Date and the documents incorporated by reference in the General Disclosure Package or the Prospectus and any further amendment or supplement to any such incorporated document made by the Company prior to the Closing Date and (y) such counsel’s investigation made in connection with the preparation of the Registration Statement, the General Disclosure Package and the Prospectus, and each amendment or supplement thereto made by the Company prior to the Closing Date and discussions with representatives of the Underwriter, counsel to the Underwriter, the Company’s independent public accountants and certain officers and other representatives of the Company, in which the business and affairs of the Company were discussed, nothing has come to such counsel’s attention to cause such counsel to believe that:

(i) the Registration Statement or any amendment thereof (including any information omitted from the Registration Statement at the time it became effective but that is deemed to be a part of and included in the Registration Statement pursuant to Rule 430A, 430B or 430C), at the time it (or such amendment) became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel expresses no opinion with respect to the financial statements and schedules, and other financial data, included in any of the documents mentioned in this paragraph);

(ii) the General Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel expresses no opinion with respect to the financial statements and schedules, and other financial data, included in any of the documents mentioned in this paragraph); or

(iii) the Prospectus, or any amendment or supplement thereto, as of its issue date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel expresses no opinion with respect to the financial statements and schedules, and other financial data, included in any of the documents mentioned in this paragraph).

Exhibit E

Company British Virgin Islands Counsel Opinion

1.
The Company is duly incorporated and existing under the laws of the British Virgin Islands in good standing (meaning solely that it has not failed to make any filing with any British Virgin Islands governmental authority or to pay any British Virgin Islands government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the British Virgin Islands) and possesses the capacity to sue and be sued in its own name.

2.
The Company has the necessary corporate power and authority to hold the equity interest in Henan Zhongpin Food Company, Ltd., a wholly foreign owned enterprise formed under the laws of The People’s Republic of China.  The Company is not restricted under its memorandum of association or articles of association nor any applicable law, regulation, order or decree in the British Virgin Islands from establishing subsidiaries and owning, using, leasing or operating any properties or assets.

3.
Based solely upon a search of the Index of Civil Suits maintained at the Supreme Court Registry, Road Town, Tortola, British Virgin Islands conducted at [       ] on [  ] October, 2009 (which would not reveal details of proceedings which have been filed but not actually entered in the Index of Civil Suits at the time of our search), there are no judgments against the Company, nor any legal proceedings pending in the British Virgin Islands to which the Company is subject.

4.
Based solely on a search of the public records in respect of the Company maintained at the offices of the Registrar of Corporate Affairs at [       ] on [  ] October, 2009 (which would not reveal details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search) and a search of the Index of Civil Suits maintained at the Supreme Court Registry, Road Town, Tortola British Virgin Islands conducted at [       ] on [  ] October, 2009 (which would not reveal details of proceedings which have been filed but not actually entered in the Index of Civil Suits at the time of our search), there are no judgments against the Company, nor any legal or governmental proceedings pending in the British Virgin Islands to which the Company is subject.  Further, based solely on the search of the public records in respect of the Company maintained at the offices of the Registrar of Corporate Affairs mentioned above, no details have been lodged of any steps taken in the British Virgin Islands for the appointment of a receiver, administrator or liquidator to, or for the winding-up, dissolution, reconstruction or reorganisation of the Company (however, it should be noted that (i) failure to file notice of appointment of a receiver does not invalidate the receivership but only gives rise to penalties on the part of the receiver and (ii) in the case of the appointment of a liquidator, notice of the appointment of a liquidator may be filed up to 14 days after the actual appointment).

5.
Based solely upon a review of the register of members of the Company in the Certificate of Incumbency: (i) the Company has 10,000 shares of US$1.00 each (the “Shares”) in issue and registered in the name of the Parent and all the Shares are validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof); and (ii) there are no entries or notations including any security interests on the register of members of the Company.  However, it should be noted that there is no requirement for such entries to be included on the register of members of the Company.

6.
Based solely on a search of the public records in respect of the Company maintained at the offices of the Registrar of Corporate Affairs pursuant to Section 163 of the BVI Business Companies Act, 2004 conducted at [       am] on [  ] October, 2009 (which would not reveal details of matters which have been lodged for registration but not actually registered at the time of our search), there are no charges registered on the assets of the Company.  Based solely as our review of the Certificate of Incumbency, no entry has been made in the Register of Charges maintained at the registered office of the Company.

Exhibit F

Company PRC Counsel Opinion

1.
The WFOE has been duly organized and is validly existing as a wholly-foreign owned enterprise with legal person status and limited liability under PRC Law, is in good standing under PRC Law and its business license is in full force and effect; each of the Group Companies has been duly organized and is validly existing with legal person status and limited liability under PRC Law, is in good standing under PRC Law and its business license is in full force and effect; Falcon Link Investment Limited, a company organized under the laws of the British Virgin Islands (“BVI Co.”), owns 100% of the equity interest of WFOE, and to the best of our knowledge after due inquiry, BVI Co.’s equity interest in WFOE is free and clear of all liens, encumbrances, equities or claims; the articles of association, the business license and other constitutional documents of each of the Group Companies comply with the requirements of the applicable PRC Law, have been approved by the relevant Governmental Agency and are in full force and effect. None of the Group Companies has any branch.

2.
All of the equity interests of each of the Group Companies have been fully paid up and are legally owned by the respective shareholders as set forth on Schedule I hereto; all Governmental Authorizations required under PRC Law for each shareholder’s ownership interest in each Group Company as set forth on Schedule I hereto have been obtained; and to the best of our knowledge after due inquiry, there are no outstanding rights, warrants or options to acquire, nor instruments convertible into or exchangeable for, nor any agreements or other obligations to issue or other rights to convert any obligation into, any equity interest in any of the Group Companies.

3.
Each of the Group Companies has legal and valid title to all of its material properties and assets, in each case, to the best of our knowledge after due inquiry, free and clear of all liens, charges, encumbrances, equities, claims, defects, options and restrictions; each lease agreement to which any of the Group Companies is a party is duly executed and legally binding; the leasehold interests of each of the Group Companies are fully protected by the terms of the lease agreements, which are valid, binding and enforceable in accordance with their terms under PRC Law; and none of the Group Companies owns, operates, manages or has any other right or interest in any material real property of any kind, except as described in the General Disclosure Package and the Prospectus.

4.	To the best of our knowledge after due inquiry, there are no outstanding guarantees of any Group Company in respect of indebtedness of third parties.

5.
All Governmental Authorizations required under PRC Law in connection with the establishment of the overseas affiliated companies of the Group Companies, including without limitation the Company and BVI Co., have been obtained; none of such Governmental Authorizations has been withdrawn or revoked nor, to the best of our knowledge after due inquiry, are there circumstances which may give rise to such Governmental Authorizations being withdrawn or revoked; and no such Governmental Authorizations are subject to any condition precedent which has not been fulfilled or performed.

6.
Each of the Group Companies has full legal right, power and authority (corporate and other) and all necessary Governmental Authorizations of, from, and with all Governmental Agencies to own, operate, lease, license and use its properties, assets and conduct its business in the manner described in the General Disclosure Package and the Prospectus and such Governmental Authorizations contain no materially burdensome restrictions or conditions not described in the General Disclosure Package and the Prospectus; nothing has come to our attention to make us believe that any Governmental Agency is considering modifying, suspending or revoking any such Governmental Authorizations and each of the Group Companies is in compliance with the provisions of all such Governmental Authorizations in all material respects.

7.	Each of the Company, BVI Co. and the Group Companies is in compliance with all PRC Laws relating to the filing, reporting, and payment of all applicable PRC taxes.

8.
All dividends and other distributions declared and payable upon the equity interests in WFOE may under PRC Law be paid to BVI Co. and the Company in Renminbi that may be converted into foreign currency and freely transferred out of the PRC, and may be paid without the necessity of obtaining any Governmental Authorization in the PRC.

9.
None of the Group Companies is (a) in violation of any PRC Law, or any decree, judgment or order of any court in the PRC, applicable to any of the Group Companies; (b) in breach of or in default under any Governmental Authorization granted by any Governmental Agency in the PRC; (c) in violation of its respective articles of association (or similar constitutional or organizational documents), business licenses or permits; or (d) to the best of our knowledge after due inquiry,  in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance or observance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, bank loan or credit agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Group Companies is subject.

10.
The statements in the General Disclosure Package and the Prospectus, to the extent such statements relate to matters of PRC Law or to documents, agreements or proceedings governed by PRC Law, are true and accurate in all material respects, are fairly described and correctly set forth therein, and nothing has been omitted from such statements which would make the same misleading in any material respect.

11.
To the best of our knowledge after due inquiry, none of the Company, BVI Co. or the Group Companies possesses any registered Intellectual Property except as described in the General Disclosure Package and the Prospectus; each of the Company, BVI Co. and the Group Companies is the exclusive owner of all right, title and interest in and to, possesses valid licenses in full force and effect for, or otherwise has the legal right to use, or can acquire on reasonable terms, all Intellectual Property necessary to carry on the business as currently conducted by it; to the best of our knowledge after due inquiry, the Intellectual Property that any of the Company, BVI Co. and the Group Companies owns or uses in the PRC is not currently infringing or conflicting with any third parties’ rights and no third parties are claiming any infringement of or conflict with their rights; and none of such Intellectual Property is subject to any outstanding decree, order, injunction, judgment or ruling restricting the use of such Intellectual Property in the PRC that would impair the validity or enforceability of such Intellectual Property.

12.
To the best of our knowledge after due inquiry, no security interests or other liens have been created with respect to any of the Intellectual Property that any of the Company, BVI Co. and the Group Companies owns or uses in the PRC.

13.
Each of the Company, BVI Co. and the Group Companies is and has been in compliance with all applicable PRC Laws relating to bribery, anti-corruption, employment, labor and employee benefits, social insurance and welfare.

14.
Each of the Group Companies has full power, authority and legal right to enter into, execute, adopt, assume, deliver and perform its respective obligations under each of the contracts filed and incorporated by reference into the Registration Statement governed by PRC Laws (“Material Contracts”) to which it is a party;  Each of the Group Companies has duly authorized, executed and delivered each of the Material Contracts to which it is a party, and the Material Contracts (either individually or in any combination) constitute valid, legal and binding obligations enforceable against each of the parties thereto in accordance with their respective terms;  Each of the Material Contracts is in compliance with PRC Law in all material respects and in proper legal form under PRC Law for the enforcement thereof against each of the parties thereto, as the case may be, in the PRC without further action by any of them.

15.
The execution, delivery and performance of the Material Contracts (either individually or in any combination) by the parties thereto, and the consummation of the transactions contemplated thereunder, do not and will not (A) result in any violation of the business license, articles of association, other constitutional documents (if any) or Governmental Authorization of any of the Group Companies; (B) result in any violation of or penalty under any PRC Law; or (C) to the best of our knowledge after due inquiry, conflict with or result in a breach or violation of any of the material terms or provisions of, or constitute a material default under, any other contract, license, bond, debenture, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which any of the Group Companies is a party or by which any of them is bound or to which any of their property or assets is subject.

16.
All Governmental Authorizations required under any PRC Law for the execution, delivery and performance of the Material Contracts and the consummation of the transactions contemplated thereunder have been duly obtained and are in full force and effect, and no stamp duty or similar tax is required to be paid in connection with any of the Material Contracts.

17.
Each of the Company, BVI Co. and the Group Companies (i) is and has been in compliance with any and all applicable PRC Laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have obtained and are in compliance with all Governmental Authorizations required of it under applicable Environmental Laws to conduct its respective businesses and operations, and (iii) have not received notice of any actual or potential liability under any Environmental Law.

18.
Each of the Company, BVI Co. and the Group Companies (i) is and has been in compliance with any and all applicable PRC Laws relating to the meat and food processing and distribution business that is or has been undertaken by them (the “Operation Related PRC Laws”), (ii) has obtained and is in compliance with all Governmental Authorizations required of it under applicable Operation Related PRC Laws to conduct its respective businesses and operations, and (iii) has not received notice of any actual or potential liability under any Operation Related PRC Law.

19.
No transaction or stamp tax, duty or similar tax, capital gain, income, withholding or other taxes are payable by or on behalf of the Company, BVI Co., the Group Companies and the Underwriter in the PRC with respect to (a) the creation, issuance, sale and delivery of the Common Stock, (b) the sale and delivery of the Common Stock by the Company in the manner contemplated by the Underwriting Agreement, (d) the listing and trading of the Common Stock as contemplated by the Underwriting Agreement, the General Disclosure Package and the Prospectus, (e) the execution, delivery, performance and enforcement of the Underwriting Agreement by the Company, or (f) the holding, sale, delivery and transfer of the Common Stock outside the PRC; Under PRC Laws, neither the Company nor BVI Co. is a tax resident of the PRC, nor does it have a permanent establishment in the PRC for PRC tax purposes, and accordingly, (x) neither the Company nor BVI Co. will be subject to income tax imposed in the PRC or any subdivision thereof (other than PRC withholding tax on payments made to the Company or BVI Co. by the Group Companies, subject to exemptions or other relief granted by applicable double-tax treaties), (y) any dividends or distributions made by the Company to holders or beneficial owners of the Common Stock will not be subject to any PRC withholding tax or tax of any other nature, and (z) a holder or beneficial owner of the Common Stock will not be subject to any PRC transaction tax, stamp duty or similar tax or duty or any PRC withholding tax or other PRC taxes of any nature in connection with the acquisition, ownership and disposition of the Common Stock, including the receipt of any dividends or distributions on the Common Stock, provided in the case of (y) and (z) that the holder or beneficial owner has not been physically resident in the PRC for a period of 183 days or more and therefore become subject to PRC tax (and to the extent not granted an exemption or other relief under any applicable double-tax treaty).

20.
The submission of the Company to the jurisdiction of the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York (the “New York Courts”) and personal service with respect thereto, the consent of the Company to personal jurisdiction, service and venue in any New York Court in which any claim arising out of or in any way relating to the Underwriting Agreement is brought by any third party against the Underwriter or any indemnified party, the waiver by the Company of all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to the Underwriting Agreement, and the agreement of the Company that the Underwriting Agreement shall be governed by and construed in accordance with the laws of the State of New York are legal, valid and binding under PRC Law and will be recognized by PRC courts; service of process effected in the manner set forth in the Underwriting Agreement will be effective, insofar as PRC Law is concerned, to confer valid personal jurisdiction over the Company subject to compliance with relevant PRC civil procedural requirements (which do not involve a re-examination of the merits of the claim); and any judgment obtained in a New York Court arising out of or in relation to the obligations of the Company under the Underwriting Agreement will be recognized in PRC courts, subject to compliance with relevant PRC civil procedural requirements.

21.
The indemnification and contribution provisions set forth in Section 6 of the Underwriting Agreement do not contravene PRC Law, and insofar as matters of PRC Law are concerned, constitute legal, valid and binding obligations of the Company enforceable in accordance with the terms therein, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights; the Underwriting Agreement is in proper legal form under PRC Law for the enforcement thereof against the Company, subject to compliance with relevant PRC civil procedural requirements; and to ensure the legality, validity, enforceability or admissibility in evidence of the Underwriting Agreement in the PRC, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC or that any stamp or similar tax be paid on or in respect of any such document.

22.
To the best of our knowledge after due inquiry, there are no legal, arbitration, administrative or governmental proceedings before or by any Governmental Agency in progress or pending, to which the Company, BVI Co. or any of the Group Companies is a party, or of which the business or any property of the Group Companies is the subject, and, to the best of our knowledge after due inquiry, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others; to the best of our knowledge after due inquiry, none of the directors and executive officers of the Company, BVI Co. and the Group Companies are currently subject to any litigation proceedings, bankruptcy proceedings or any investigation, hearing or proceeding brought or instituted by any Governmental Agency in the PRC and nor are there any such proceedings pending or threatening to happen.

23.
Each of the Company, BVI Co. and the Group Companies has completed all relevant registration, reporting, filing and other procedures required under the applicable SAFE Rules and Regulations; each of the directors, officers, holders or beneficiary owners of shares or convertible securities of the Company, including without limitation Common Stock or any rights, warrants or options to acquire such shares or securities who are PRC citizens and/or residents, including shareholders and option holders of the Company that are directly or indirectly owned or controlled by PRC citizens and residents, has completed all relevant registration, reporting, filing and other procedures required under applicable SAFE Rules and Regulations.

24.
The issuance and sale of the Common Stock being delivered at such time of delivery, the listing and trading of the Common Stock on the Nasdaq Global Select Market, the compliance by the Company with all of the provisions of the Underwriting Agreement, and the consummation of the transactions contemplated by the Underwriting Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument known to us and governed by PRC Law to which the Company or any of the Group Companies is a party or by which the Company or any of the Group Companies is bound or to which any of the property or assets of the Company or any of the Group Companies is subject, nor will such action result in any violation of the provisions of the articles of association, business license or any other constitutional documents of any of the Group Companies or any PRC Law, including without limitation the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the ”M&A Rule”) issued on August 8, 2006 by six PRC regulatory agencies and the notice published by the China Securities Regulatory Commission (“CSRC”) on its official website on September 21, 2006, which specifies the documents and materials that are required to be submitted for obtaining CSRC approval, (together with the M&A Rule, collectively, the “Rules”), having jurisdiction over any of the Group Companies or any of their respective properties and assets.

25.
No Governmental Authorization of, from or with any Governmental Agency in the PRC is required for the issue and sale of the Common Stock, the listing and trading of the Common Stock on the Nasdaq Global Select Market, or the consummation of the transactions contemplated by the Underwriting Agreement.  The Rules provide that offshore special purpose vehicles formed for listing purposes and controlled directly or indirectly by PRC companies or individuals (“SPVs”) shall obtain the approval of the CSRC and the Ministry of Commerce (“MOC”) prior to the listing and trading of their securities on an overseas stock exchange.  While the CSRC and MOC generally have jurisdiction over overseas listings of SPVs like the Company, neither the CSRC nor MOC will require any of the Company, BVI Co. and Group Companies to obtain their approval for the issue and sale of the Common Stock and the listing and trading of the Common Stock on the Nasdaq Global Select Market given the fact that the CSRC currently has not issued any definitive rule or interpretation requiring offerings like the Company’s offering contemplated by the Underwriting Agreement, the General Disclosure Package and the Prospectus to be subject to this new procedure, that the overseas holding structure of the Group Companies was established before September 8, 2006, the effective date of the M&A Rule, and that WFOE was established as a qualified foreign invested enterprises before that date.

26.
The application of the net proceeds to be received by the Company from the issuance and sale of the Common Stock as contemplated by the Underwriting Agreement, the General Disclosure Package and the Prospectus will not contravene any provision of applicable PRC Law or the respective bylaws, or articles of association (or similar constitutional or organizational documents), business licenses or permits of any of the Group Companies or contravene the terms or provisions of, or constitute a default under, any material obligation, agreement or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, bank loan or credit agreement or any other material contract, lease or other instrument to which any of the Company, BVI Co. or the Group Companies is subject or by which any of them may be bound, or to which any of the material property or assets of the Company, BVI Co. or any of the Group Companies is subject or any judgment, order or decree of any Governmental Agency in the PRC.

27.	The descriptions of each of the Group Companies set forth in the General Disclosure Package and the Prospectus are accurate, complete and fair in all material respects.

28.
The restructuring of the Company, BVI Co. and the Group Companies, as described in the General Disclosure Package and the Prospectus (including without limitation the privatization of Changge Meat Factory from a state-owned enterprise and the acquisition by the Company of the equity interest of BVI Co., the “Restructuring”) did not contravene or conflict with (i) the respective constitutional and other organizational documents of any of the Group Companies, (ii) any material indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument, to which any of the Group Companies is a party or by which they or any of their properties and assets may be bound or affected, or (iii) any PRC Law or any other applicable laws, rules or regulations of any governmental agency having jurisdiction over the Group Companies or any of their properties and assets (including, without limitation, MOC, SAFE, the State-owned Assets Supervision and Administration Commission of the PRC State Council and the PRC State Administration of Industry and Commerce).

29.
All Governmental Authorizations, including without limitation the Governmental Authorizations required under PRC Law in connection with the Restructuring, have been made or unconditionally obtained in writing and are in full force and effect, and no such Governmental Authorization has been withdrawn or revoked nor are there any circumstances which may give rise to any of such Governmental Authorizations being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed.

30.
Although we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Prospectus, we have no reason to believe that (a) any part of the Registration Statement or any further amendment thereto made by the Company prior to such time of delivery (other than the financial statements and related schedules therein, as to which we need express no opinion), when such part or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (b) any Issuer Free Writing Prospectus conflicted with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus, or any Issuer Free Writing Prospectus, as of its date and as of such time of delivery, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (c) as of its date and as of such time of delivery, the General Disclosure Package and the Prospectus or any further amendment or supplement thereto made by the Company prior to such time of delivery (other than the financial statements and related schedules therein, as to which we need express no opinion) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

31.
The entry into, delivery, and performance or enforcement of the Underwriting Agreement in accordance with its terms will not subject the Underwriter to any requirement to be licensed or otherwise qualified to do business in the PRC, nor will the Underwriter be deemed to be resident, domiciled, carrying on business through an establishment or place in the PRC or in breach of any PRC Law by reason of entry into, delivery, performance or enforcement of the Underwriting Agreement.

32.
The execution, delivery and performance of the Underwriting Agreement, the consummation of the transactions contemplated in the General Disclosure Package, the Prospectus, the Underwriting Agreement (including the listing and trading of the Common Stock pursuant to the terms and provisions thereof, and the use of the proceeds from the listing of the Common Stock as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under the Underwriting Agreement, insofar as PRC legal matters are concerned, will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any property or assets of the Company, BVI Co. or any of the Group Companies pursuant to any bond, debenture, note, indenture, mortgage, deed of trust, bank loan or credit agreement or any other material contract, lease or other instrument governed by PRC Law, to the best of our knowledge after due inquiry, to which any of the Group Companies is a party or by which they may be bound, or to which any of their property or assets is subject, nor will such action result in any violation of the provisions of (i) the respective charter or by laws, memorandum of association or articles of association (or similar constitutional or organizational documents), business licenses or permits of any of the Group Companies or (ii) any PRC Law or any judgment, known to us after due inquiries, of any Governmental Agency, having jurisdiction over the Company or any of the Group Companies or any of their respective properties, assets or operations.

33.
Under PRC Law, none of the Company, BVI Co. or the Group Companies nor any of their respective properties, assets or revenues is entitled to any right of immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court in the PRC, from service of process, from attachment upon, prior to or in aid of execution of judgment, from execution of a judgment, or from other legal process or proceeding for the granting of any relief or the enforcement of any judgment.

34.	There are no reporting obligations under PRC Law on non-PRC holders of the Common Stock.

35.
As a matter of PRC Law, no holder of the Common Stock who is not a PRC resident will be subject to any personal liability, or be subject to a requirement to be licensed or otherwise qualified to do business or be domiciled or resident in the PRC, by virtue of only holding such Common Stock.  There are no limitations under PRC Law on the rights of holders of the Common Stock who are not PRC residents to hold, vote or transfer their securities nor any statutory pre-emptive rights or transfer restrictions applicable to the Common Stock or the holders thereof.

Exhibit G

Pricing Information

Number of shares offered:  4,000,000

Overallotment option:  600,000

Purchase price to the public:   $13.25 per share

Underwriting discounts and commissions:  6.0%

Net proceeds to the Company (including estimated offering expenses):  $49.8 million